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Exhibit 11.01

                                             MICRONICS COMPUTERS, INC.
                                    COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                        YEAR ENDED SEPTEMBER 30,
                                                                           ------------------------------------------------
                                                                                1996              1995              1994
                                                                           -------------     -------------    -------------
     PRIMARY
     Net income (loss)............................................         $     (13,288)    $     (12,836)   $       2,326
                                                                           -------------     -------------    -------------
     Average shares outstanding...................................                13,805            13,513           11,652
     Options .....................................................                    --                --              234
                                                                           -------------     -------------    -------------
     Total common stock and common stock
         equivalents..............................................                13,805            13,513           11,886
                                                                           -------------     -------------    -------------
     Net income (loss) per common share...........................                  (.96)             (.95)             .20

     FULLY DILUTED
     Net income (loss)............................................         $     (13,288)    $     (12,836)   $       2,326
                                                                           -------------     -------------    -------------
     Average shares outstanding...................................                13,805            13,513           11,652
     Options .....................................................                    --                --              234
                                                                           -------------     -------------    -------------
     Total common stock and common stock
         equivalents..............................................                13,805            13,513           11,886
                                                                           -------------     -------------    -------------
     Net income (loss) per common share...........................                  (.96)             (.95)             .20
                                                                           -------------     -------------    -------------